CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the following with respect to Pre-effective Amendment No. 1 to the Registration Statement (No. 333-31972) on Form N-4 under the Securities Act of 1933 of Variable Account I of AIG Life Insurance Company.

     1. The inclusion of our report dated February 3, 2000 relating to our audits of the financial statements of AIG Life Insurance Company filed with the Statement of Additional Information.

     2. The reference to our firm under the heading "General Information Independent Accountants" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Washington, D.C.
May 31, 2000